                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       REAL ESTATE ASSOCIATES LIMITED III
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                       REAL ESTATE ASSOCIATES LIMITED III

                            9090 WILSHIRE BOULEVARD
                        BEVERLY HILLS, CALIFORNIA 90211

                                  May   , 2001

                             YOUR VOTE IS IMPORTANT
                                PLEASE ACT TODAY

Dear Limited Partners:

     As a limited partner of Real Estate Associates Limited III (the "Partnership" or "REAL III"), you may have received a solicitation (the "Bond Purchase Solicitation") from Bond Purchase L.L.C. ("Bond Purchase"), trying to obtain your consent to remove National Partnership Investments Corp. ("NAPICO" or the "Managing General Partner") and Coast Housing Investments Associates ("Coast" and collectively with NAPICO, "General Partners"), as General Partners of the Partnership and to elect New G.P., L.L.C. ("New G.P.") as general partner of the Partnership.

     AS MANAGING GENERAL PARTNER OF THE PARTNERSHIP, NAPICO STRONGLY RECOMMENDS THAT YOU OPPOSE THE BOND PURCHASE SOLICITATION AND URGES YOU NOT TO PROVIDE YOUR CONSENT TO THE REMOVAL OF THE GENERAL PARTNERS AND THE ELECTION OF NEW G.P. AS GENERAL PARTNER OF THE PARTNERSHIP. DO NOT SIGN ANY BLUE CONSENT CARD THIS DISSENT GROUP MAY SEND YOU.

     Bond Purchase is a limited partner of the Partnership and is a company managed by David L. Johnson. As described more fully below, Bond Purchase has purchased limited partnership interests in the Partnership relatively recently and its interests are not aligned with the other limited partners. New G.P., the entity that Bond Purchase is attempting to install as the general partner of the Partnership, is an affiliate of Bond Purchase.

     In what we believe is a blatant attempt to get your consent to take control of the Partnership and its cash reserves, Bond Purchase has given you misleading and inaccurate information in the Bond Purchase Solicitation materials and mischaracterized the truth about the General Partnerships management of the Partnership and concern for your investments. We urge you to consider carefully the misleading information that Bond Purchase included in its solicitation materials and, more importantly, the facts concerning such matters:

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  BOND PURCHASE'S MISLEADING INFORMATION:         THE FACTS:
-------------------------------------------------------------------------------------------------

  Bond Purchase advocates the sale of the         You should know that Bond Purchase's
  Partnership's remaining assets, but failed to   interests are not aligned with yours. The
  tell you that it will not be subject to the     sale of the remaining Partnership assets
  same tax consequences as the other limited      would result in vastly different tax
  partners arising out of such a sale.            consequences for Bond Purchase as compared
                                                  to the other limited partners. Bond
                                                  Purchase failed to tell you that, unlike
                                                  the other limited partners, it will not be
                                                  subject to the same tax liability resulting
                                                  from the recapture of prior depreciation
                                                  expenses because it acquired its limited
                                                  partnership interests relatively recently.
                                                  (See page 3 of the enclosed materials.) WE
                                                  URGE YOU NOT TO BE MISLED.
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
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
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  BOND PURCHASE'S MISLEADING INFORMATION:         THE FACTS:
-------------------------------------------------------------------------------------------------

  Bond Purchase inaccurately implied that we are  We have maintained the $5 million cash
  inappropriately holding in excess of $5         reserve to provide us with the financial
  million that should be distributed to the       flexibility to negotiate with the local
  limited partners.                               general partners in our efforts to sell the
                                                  remaining Partnership assets and to
                                                  distribute to the limited partners to cover
                                                  the income tax liability you may incur if
                                                  we sell such assets. Nevertheless, we
                                                  intend to distribute up to $3 million of
                                                  the cash reserve to the limited partners to
                                                  the extent not otherwise utilized prior to
                                                  the end of 2001. Finally, the cash reserve
                                                  is invested and accrues interest for the
                                                  benefit of the Partnership. (See page 3 of
                                                  the enclosed materials.) WE URGE YOU NOT TO
                                                  BE MISLED.
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  Bond Purchase told you that it intends to       Bond Purchase told you that it intends to
  investigate claims against the General          investigate claims against the General
  Partners when, in fact, its owner is being      Partners, but provided no information
  sued by the General Partners.                   regarding the nature of or basis for any
                                                  such claims. The General Partners know of
                                                  no grounds for such claims, but believe
                                                  that Mr. Johnson is pursuing the removal of
                                                  the General Partners as a retaliatory
                                                  measure in connection with ongoing
                                                  litigation filed against him by the General
                                                  Partners.
                                                  On September 1, 2000, we filed a lawsuit
                                                  against Mr. Johnson and entities he
                                                  controls. In the lawsuit, we assert claims
                                                  for breach of contract, breach of the
                                                  covenant of good faith and fair dealing,
                                                  breach of fiduciary duty, negligence, fraud
                                                  and civil conspiracy, unjust enrichment,
                                                  unfair business practices, securities fraud
                                                  and RICO violations, arising out their
                                                  fraudulent and improper conduct and
                                                  financial mismanagement in connection with
                                                  the operation of 22 investment property
                                                  partnerships. It wasn't until that lawsuit
                                                  was filed that Bond Purchase sent the
                                                  Solicitation Materials to you. (See page 4
                                                  of the enclosed materials.) WE URGE YOU NOT
                                                  TO BE MISLED.
-------------------------------------------------------------------------------------------------
  Bond Purchase wants you to believe that the     The fact is that the management fees
  General Partners have been charging the         charged by NAPICO have been reduced
  Partnership excessive management fees.          substantially following the 1998 sale of
                                                  assets. In fact, management fees have
                                                  dropped by over seventy percent (70%) after
                                                  the sale of assets in 1998, falling from
                                                  more than $450,000 in 1998 to approximately
                                                  $129,000 in 1999 and 2000.
                                                  Bond Purchase also fails to tell you that
                                                  its proposed plan to significantly reduce
                                                  management fees would equate to a meager
                                                  annual savings of approximately $2.25 per
                                                  unit. (See page 4 of the enclosed
                                                  materials.) WE URGE YOU NOT TO BE MISLED.
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

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  BOND PURCHASE'S MISLEADING INFORMATION:         THE FACTS:
-------------------------------------------------------------------------------------------------

  Bond Purchase gave you outdated and inaccurate  The $506,227 in fees for 1998 that Bond
  data, and mischaracterized the administrative   Purchase described to you as
  fees charged by the General Partners to the     "administrative" were actually legal fees
  Partnership.                                    and other transactional costs incurred in
                                                  connection with the sale of Partnership
                                                  assets in 1998. Those professional and
                                                  transaction fees were incurred to allow us
                                                  to consummate a transaction resulting in a
                                                  large cash distribution to all of our
                                                  limited partners and we did not receive any
                                                  portion of these fees.
                                                  Bond Purchase also fails to tell you that
                                                  it has in effect increased the
                                                  Partnership's costs for this year by giving
                                                  you inaccurate and misleading solicitation
                                                  materials which may lead us to pursue
                                                  further legal action to defend your
                                                  interests. (See page 4 of the enclosed
                                                  materials.) WE URGE YOU NOT TO BE MISLED.
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  Bond Purchase inaccurately told you that we     Of the 33 interests in local limited
  are not actively seeking opportunities to sell  partnerships that the Partnership
  the Partnership's remaining assets.             originally held, one was sold in 1988, and
                                                  an additional 20 were sold in December
                                                  1998. In 1998, we publicly announced our
                                                  intent to eventually sell our remaining
                                                  interests, and to then wind up the
                                                  Partnership's affairs. We have continued
                                                  since 1998 to explore the possibility of
                                                  selling and/or refinancing properties held
                                                  by these local limited partnerships. (See
                                                  page 4 of the enclosed materials.) WE URGE
                                                  YOU NOT TO BE MISLED.
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  Bond Purchase implied that we are remiss in     We do not have the power to force a sale of
  failing to sell the properties in which the     properties held by the local limited
  Partnership has an interest. But Bond Purchase  partnerships in which the Partnership has did not tell you that we do not have the power  an interest. Instead, the cooperation of a
  to sell the remaining Partnership assets        local general partner is necessary to allow
  without the consent of the local partners.      us to sell the properties. We are
                                                  continuing to negotiate with every local
                                                  general partner to obtain their consent to
                                                  sell the properties and we are optimistic
                                                  about new government programs that will
                                                  facilitate the sale of these properties.
                                                  (See page 5 of the enclosed materials.) WE
                                                  URGE YOU NOT TO BE MISLED.
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

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  BOND PURCHASE'S MISLEADING INFORMATION:         THE FACTS:
-------------------------------------------------------------------------------------------------

  Bond Purchase wants you to believe that the     If the Partnership's remaining assets were
  General Partners have a financial incentive     to be sold, NAPICO could receive a
  not to sell the Partnership's remaining         significant fee. Our Partnership Agreement
  assets, but conveniently failed to tell you     provides for NAPICO to receive a
  that the General Partners stand to benefit      liquidation fee equal to the lesser of (a)
  from such a sale.                               10% of our net proceeds from the sale of a
                                                  Project or Project Interest or (b) 1% of
                                                  the sales price (including the mortgage)
                                                  plus 3% of the net proceeds after deducting
                                                  an amount federal and state taxes. (See
                                                  page 5 of the enclosed materials.) WE URGE
                                                  YOU NOT TO BE MISLED.
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  Bond Purchase failed to tell you important      Bond Purchase was described in 1999 by a
  information regarding the nature of their       court as an entity that seeks "to buy
  business.                                       limited portions of real estate
                                                  partnerships with a view to ousting current
                                                  management and potential liquidation of the
                                                  partnership assets." You should know that
                                                  Bond Purchase acquired its interests in the
                                                  Partnership relatively recently and at a
                                                  substantial discount to the prices paid by
                                                  other limited partners. At the time Bond
                                                  Purchase acquired these interests, the tax
                                                  benefits that were the original purpose of
                                                  the Partnership had long since been
                                                  statutorily eliminated. We believe that
                                                  Bond Purchase's interests as a limited
                                                  partner are not aligned with yours. (See
                                                  page 5 of the enclosed materials.) WE URGE
                                                  YOU NOT TO BE MISLED.
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  Bond Purchase inaccurately told you that we     We did respond to Bond Purchase's request
  have not responded to its October 12, 2000      in a timely manner. We initially responded
  request to review our books and records or to   to Bond Purchase's request for information
  its concern regarding the level of cash         on October 25, 2000 and two weeks later
  maintained by us.                               sent a detailed, five-page response,
                                                  directly addressing Bond Purchase's request
                                                  for access to our books and records and its
                                                  other inquiry. We never heard back from
                                                  Bond Purchase. (See page 5 of the enclosed
                                                  materials.) WE URGE YOU NOT TO BE MISLED.
-------------------------------------------------------------------------------------------------
  Bond Purchase sent the Bond Purchase            Neither the Partnership nor the General
  Solicitation Materials to you in envelopes      Partners had any involvement with the
  that identified "Real Estate Associates         solicitation materials Bond Purchase
  Limited III" on the return address section      delivered to you and, in fact, we
                                                  vigorously contest the Bond Purchase
                                                  Solicitation. (See page 5 of the enclosed
                                                  materials.) WE URGE YOU NOT TO BE MISLED.
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

     IN LIGHT OF THE FOREGOING MISLEADING STATEMENTS MADE BY BOND PURCHASE IN THE BOND PURCHASE SOLICITATION MATERIALS, THE GENERAL PARTNERS UNANIMOUSLY OPPOSE THE BOND PURCHASE SOLICITATION AND URGE YOU NOT TO SIGN ANY BLUE CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY BOND PURCHASE. THE GENERAL PARTNERS URGE YOU TO DISCARD ANY BLUE CONSENT CARDS SENT TO YOU BY BOND PURCHASE.

     EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED BOND PURCHASE'S BLUE CONSENT CARD, YOU HAVE EVERY RIGHT TO REVOKE YOUR CONSENT. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOUR PROMPT ACTION IS IMPORTANT. PLEASE RETURN THE WHITE CONSENT REVOCATION CARD TODAY. IN ORDER TO BE SURE THAT YOU ARE REVOKING A PRIOR CONSENT, YOU MUST MARK THE "REVOKE CONSENT" BOX ON THE WHITE CONSENT REVOCATION CARD, OR SIGN AND DATE THE WHITE CONSENT REVOCATION CARD WITHOUT MARKING ANY BOXES.

     ADDITIONAL INFORMATION CONCERNING THE MISLEADING NATURE OF THE BOND PURCHASE SOLICITATION AND WHAT STEPS YOU SHOULD TAKE TO OPPOSE THE BOND PURCHASE SOLICITATION ARE PROVIDED IN THE ENCLOSED MATERIALS.

     We are convinced that Bond Purchase and New G.P. do not have your best interest in mind and has not given you important facts in an effort to get your vote so that it may seize control of the Partnership and its cash reserves. We urge you to consider the facts.

     Your current General Partners possess the dedication, experience and expertise to continue to manage the Partnership on your behalf. We trust that you will carefully consider our record of success in deciding how to cast your vote. We remain committed to continuing to act in the best interests of all of our limited partners.

     We urge you to read the full disclosure in our Consent Revocation Statement, which is enclosed. Please read the enclosed materials carefully, and if you have already returned your consent card, please return your signed and dated consent revocation card in the return envelope provided as soon as practicable.

     If you have any questions or need assistance with voting your consent revocation card, please do not hesitate to contact D.F. King & Co., Inc., the Partnership's Information Agent, toll free at 1-800-269-6427.

     On behalf of your General Partners, we thank you for your interest and your support.

                                          Very truly yours,

                                          National Partnership Investments
                                          Corp.,
                                          Managing General Partner

                       REAL ESTATE ASSOCIATES LIMITED III
                            9090 WILSHIRE BOULEVARD
                        BEVERLY HILLS, CALIFORNIA 90211
                            ------------------------

THIS CONSENT REVOCATION STATEMENT AND THE ENCLOSED WHITE CONSENT REVOCATION CARD
      ARE FIRST BEING MAILED TO LIMITED PARTNERS ON OR ABOUT MAY   , 2001.
--------------------------------------------------------------------------------

             CONSENT REVOCATION STATEMENT FURNISHED BY THE GENERAL
      PARTNERS OF REAL ESTATE ASSOCIATES LIMITED III IN OPPOSITION TO THE
               SOLICITATION OF CONSENTS BY BOND PURCHASE, L.L.C.
--------------------------------------------------------------------------------

     This Consent Revocation Statement and the accompanying WHITE Consent Revocation Card are being furnished by the General Partners of Real Estate Associates Limited III, a California limited partnership (the "Partnership" or "REAL III"), to the Partnership's limited partners in opposition to the solicitation by Bond Purchase, L.L.C., a Missouri limited liability company ("Bond Purchase"), of written consents from the limited partners ("Bond Purchase Solicitation"). Bond Purchase is a limited partner of the Partnership and is a company managed by David L. Johnson.

     Bond Purchase is attempting to remove National Partnership Investments Corp., a California corporation ("NAPICO" or the "Managing General Partner") and Coast Housing Investments Associates, a California limited partnership ("Coast" and collectively with NAPICO, "General Partners"), as General Partners of the Partnership and to elect New G.P., L.L.C., a Missouri limited liability company ("New G.P."). New G.P. is an affiliate of Bond Purchase. You may have received a solicitation from Bond Purchase trying to obtain your consent to elect New G.P. as general partner of the Partnership ("Bond Purchase Solicitation Materials" or "Solicitation Materials").

            YOUR VOTE IS IMPORTANT TO THE FUTURE OF YOUR INVESTMENT

     THE GENERAL PARTNERS UNANIMOUSLY OPPOSE THE BOND PURCHASE SOLICITATION AND URGE YOU NOT TO SIGN ANY BLUE CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY BOND PURCHASE. PLEASE DISCARD ANY BLUE CONSENT CARDS SENT TO YOU BY BOND PURCHASE.

     EVEN IF YOU PREVIOUSLY SIGNED AND RETURNED BOND PURCHASE'S BLUE CONSENT CARD, YOU HAVE EVERY RIGHT TO REVOKE YOUR CONSENT. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT REVOCATION CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOUR PROMPT ACTION IS IMPORTANT. PLEASE RETURN THE WHITE CONSENT REVOCATION CARD TODAY. IN ORDER TO BE SURE THAT YOU ARE REVOKING A PRIOR CONSENT, YOU MUST MARK THE "REVOKE CONSENT" BOX ON THE WHITE CONSENT REVOCATION CARD, OR SIGN AND DATE THE WHITE CONSENT REVOCATION CARD WITHOUT MARKING ANY BOXES.

     IF YOU HAVE ANY QUESTIONS ABOUT GIVING YOUR REVOCATION OF CONSENT OR REQUIRE ASSISTANCE, PLEASE CALL D.F. KING & CO., INC., WHICH IS ASSISTING THE PARTNERSHIP, TOLL FREE AT 1-800-269-6427.

              REASONS FOR OPPOSING THE BOND PURCHASE SOLICITATION

     THE GENERAL PARTNERS OPPOSE THE BOND PURCHASE SOLICITATION AND URGE YOU NOT TO SIGN ANY BLUE CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY BOND PURCHASE.

     In what we believe is a blatant attempt to get your consent to take control of the Partnership and its cash reserves, Bond Purchase has given you misleading and inaccurate information in its Solicitation Materials. As further described below, Bond Purchase is attempting to mislead the Partnership's limited partners. In particular, the Bond Purchase Solicitation Materials are misleading in that:

     - They do not give you important facts regarding the tax consequences to the limited partners that may be triggered by the proposed sale of the Partnership's assets or to the fact that Bond Purchase may not be subject to the same tax consequences.

     - They inaccurately imply that we are inappropriately holding in excess of $5 million that should be distributed to the limited partners. We have maintained the $5 million cash reserve to provide us with the financial flexibility to negotiate with the local general partners in our efforts to sell the remaining Partnership assets and to distribute to the limited partners to cover the income tax liability you may incur if we sell such assets. Nevertheless, we intend to distribute up to $3 million of the cash reserve to the limited partners to the extent not otherwise utilized prior to the end of 2001. Finally, the cash reserve is invested and accrues interest for the benefit of the Partnership.

     - They indicate that New G.P. intends to investigate supposed "claims" against us, but they did not provide any details concerning the nature of these alleged claims. In addition, they fail to tell you about our lawsuit, filed on September 1, 2000, against Mr. Johnson and entities he controls that serve as the operating general partners of 22 investment property partnerships. As it wasn't until that lawsuit was filed that Bond Purchase sent the Solicitation Materials to you, we believe Bond Purchase is attempting to remove the General Partners as a retaliatory measure.

     - They imply that we have been charging the Partnership excessive management fees, but they fail to tell you that the management fees have decreased by over 70% since the sale of other Partnership interests in 1998.

     - They include outdated and inaccurate data, and mischaracterize the administrative fees charged by us to the Partnership. The fees they describe to you as "administrative" are really legal fees and other transactional costs incurred in connection with the sale of Partnership interests in 1998. Those professional and transaction fees were incurred to allow us to sell a number of assets resulting in a large distribution to all of our limited partners. We did not receive any portion of these fees.

     - They indicate that we are not actively seeking opportunities to sell the Partnership's assets. This is simply not true. The fact is that, we have publicly announced our intent to sell the Partnership's assets and eventually wind down its affairs and we are continuing efforts to sell the Partnership's remaining assets.

     - They imply that we are remiss in failing to sell the properties in which the Partnership maintains interests. Bond Purchase failed to tell you, however, that we do not have the power to force a sale of the properties without the consent of our local general partners. Therefore, if New G.P. were elected as general partner of the Partnership, it would be constrained in its efforts to sell the properties as well.

     - They indicate that we have a financial incentive not to sell the assets of the Partnership but did not give you important relevant information about the terms of the REAL III Restated Certificate and Agreement of Limited Partnership dated as of January 5, 1981 (the "Partnership Agreement") that provides NAPICO with a significant financial incentive to sell the assets.

     - They do not give you important information regarding the nature of Bond Purchase's business, which has been described by a court as acquiring limited portions of real estate partnerships with a view to ousting current management and potential liquidation of the partnership's assets.

     - They indicate that we have not responded to a request by Bond Purchase to review the Partnership's books and records. Once again this is simply not true. In fact, we did respond in a timely manner.

     - They indicate that we have not responded to Bond Purchase's concern that the level of cash held by the Partnership is inappropriate, or its request for information as to how these funds have been invested. Again, this is not true. In fact, we did respond in a timely manner.

     - They were sent to you in envelopes that identified "Real Estate Associates Limited III" on the return address section which was misleading because neither REAL III nor the General Partners are participants in the solicitation of your consent.

     FOR THESE REASONS AND THOSE THAT FOLLOW, WE BELIEVE THAT NEITHER BOND PURCHASE NOR NEW G.P. REPRESENT THE BEST INTERESTS OF THE PARTNERSHIP, AND WE URGE YOU TO (1) WITHHOLD YOUR CONSENT FROM BOND PURCHASE OR (2) REVOKE YOUR CONSENT PREVIOUSLY SUBMITTED TO BOND PURCHASE. DO NOT RETURN THE BLUE BOND PURCHASE CONSENT CARD TO ANYONE. INSTEAD, PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR WHITE CONSENT REVOCATION CARD. PLEASE ACT TODAY.

     We are convinced that Bond Purchase and New G.P. do not have your best interest in mind and has not given you important facts in an effort to get your vote so that it may seize control of the Partnership and its cash reserves. We urge you to consider the facts.

     Your current General Partners possess the dedication, experience and expertise to continue to manage the Partnership on your behalf. We trust that you will carefully consider our record of success in deciding how to cast your vote. We remain committed to continuing to act in the best interests of all of our limited partners.

     We urge you to read the full disclosure in our Consent Revocation Statement, which is enclosed. Please read the enclosed materials carefully, and if you have already returned your consent card, please return your signed and dated consent revocation card in the return envelope provided as soon as practicable.

     If you have any questions or need assistance with voting your consent revocation card, please do not hesitate to contact D.F. King & Co., Inc., the Partnership's Information Agent, toll free at 1-800-269-6427.

     On behalf of your General Partners, we thank you for your interest and your support.

                                          Very truly yours,

                                          National Partnership Investments
                                          Corp.,
                                          Managing General Partner

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE BOND PURCHASE SOLICITATION
  MATERIALS.................................................    1
REASONS FOR OPPOSING THE BOND PURCHASE SOLICITATION.........    3
  Limited Partner Approval..................................    6
THE PARTNERSHIP.............................................    7
  General...................................................    7
  General Partners..........................................    7
  Objectives................................................    7
  Our Record of Success.....................................    7
  Assets....................................................    7
  Distributions.............................................    8
MANAGEMENT..................................................    9
  Interests of Our General Partners in the Matters To Be
     Acted Upon.............................................    9
  Experience of Our Managing General Partner................    9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   10
LEGAL PROCEEDINGS...........................................   10
OPPOSITION PROCEDURE........................................   11
  Voting Procedures and Consent Revocation Card.............   11
  No Dissenters' Rights of Appraisal........................   12
  Solicitation of Consent Revocation Cards..................   12
PARTNER PROPOSALS...........................................   12
IMPORTANT NOTE..............................................   12
WHERE YOU CAN FIND MORE INFORMATION.........................   12

                       REAL ESTATE ASSOCIATES LIMITED III
                            9090 WILSHIRE BOULEVARD
                        BEVERLY HILLS, CALIFORNIA 90211

                                  May   , 2001

                          CONSENT REVOCATION STATEMENT

     In this Consent Revocation Statement , the words "we," "our," "ours" and "us" refer to Real Estate Associates Limited III and its Managing General Partner, NAPICO, unless the context requires or we state otherwise.

     THE SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                        QUESTIONS AND ANSWERS ABOUT THE
                      BOND PURCHASE SOLICITATION MATERIALS

Q: WHAT IS BOND PURCHASE ASKING ME TO VOTE UPON?

A: Bond Purchase has sent you solicitation materials in which it asked your consent to remove NAPICO and Coast as our General Partners and to elect New G.P., an affiliate of Bond Purchase, as our general partner. As explained in this document, we do not believe that such action is in your best interests. Accordingly, we are asking that you either withhold your consent from Bond Purchase or, if you have already given your consent, revoke your consent.

Q: WHAT DOES THE PARTNERSHIP RECOMMEND I DO?

A: We believe that neither Bond Purchase nor New G.P. represent the best interests of the Partnership, and we urge you to withhold your consent from Bond Purchase or revoke your consent if you have already voted.

Q: WHO IS MAKING THIS CONSENT REVOCATION STATEMENT?

A: This Consent Revocation Statement is sent to you by the Managing General Partner on behalf of the Partnership.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY CONSENT CARD?

A: Yes. You have every legal right to change your vote at any time before May 31, 2001. However, it is critical that you change your vote as soon as possible so that the required consents are not obtained by Bond Purchase. Please sign and date the WHITE consent revocation card in the enclosed envelope stating that you want to revoke your consent. You must then mail your WHITE consent revocation card to:

                           ACS Security Services Inc.
                          3988 No. Central Expressway,
                              Bldg. 5, Sixth Floor
                                Dallas, TX 75204

Q: WHAT SHOULD I DO IF I WANT TO KEEP THE CURRENT GENERAL PARTNERS?

A: If you have already returned a BLUE consent card to Bond Purchase, you must revoke your consent by completing the WHITE consent revocation card enclosed and mail it in the pre-addressed postage-paid envelope provided. You do not need to do anything if you are absolutely certain that you have not already voted.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this document, we are asking that you please fill out and sign the WHITE consent revocation card in the enclosed envelope as soon as possible so that your interests are represented. Even though you do not need to do anything unless you have already voted, we ask you to promptly return your WHITE revocation of consent card so that we may know that your interests are represented.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you would like additional copies of this document, or if you would like to ask any questions about these materials or need assistance in voting your WHITE revocation of consent card, you should contact D. F. King & Co., Inc. at 1-800-269-6427.

              REASONS FOR OPPOSING THE BOND PURCHASE SOLICITATION

     Recently, you may have received a communication from a limited partner, Bond Purchase, a company managed by Mr. Johnson. Unlike many of you, Bond Purchase recently became a limited partner in 1998 and acquired its units at discounted prices. We believe the interests of Bond Purchase are not aligned with yours.

     The Bond Purchase Solicitation Materials seek your consent to:

     - remove our General Partners,

     - elect to continue the Partnership, and

     - elect New G.P. as our new general partner.

     THE GENERAL PARTNERS OPPOSE THE BOND PURCHASE SOLICITATION AND URGE YOU, IN WHAT WE BELIEVE TO BE YOUR BEST INTERESTS, NOT TO SIGN ANY BLUE CONSENT CARD OR ANY OTHER FORMS WHICH MAY BE SENT TO YOU BY BOND PURCHASE.

     In an attempt to obtain the consent of the limited partners, Bond Purchase made misleading statements and did not to tell you about other important facts.

     The Bond Purchase Solicitation Materials are misleading because:

     - BOND PURCHASE FAILED TO TELL YOU THAT IT WILL NOT BE SUBJECT TO THE SAME TAX CONSEQUENCES AS THE OTHER LIMITED PARTNERS ARISING OUT OF THE PROPOSED SALE OF OUR ASSETS. You should know that Bond Purchase's interest is not aligned with your interest. Bond Purchase conveniently failed to tell you that it will not suffer the same tax consequences as a result of a sale of our assets.

      Currently, the original limited partners have deficit capital accounts with us due to the fact that they have taken more net tax deductions than the amount of money they have invested into the Partnership. When your partnership interests -- or the underlying assets held by us -- are sold, many of the limited partners will recognize taxable income equal to the deficit in their capital account plus the amount of any net proceeds distributable to them. Based upon current figures, even the sale of the remaining properties we own for little or no gain may result in a taxable gain to us and the limited partners in excess of $18 million. This amount may translate into a combined federal and state income tax liability in excess of $5 million to the limited partners. You should consult your tax accountant to determine the precise effect of a sale of the properties upon you.

      The tax liability that may be incurred by many of the limited partners does not apply to Bond Purchase, because it did not begin to acquire its partnership interests until April 1998, and acquired 225 of its 233 Units between July 1, 1998 and November 1, 1998. When Bond Purchase acquired Units in 1998, it "inherited" the deficit capital account of the former limited partners from whom it acquired the Units (the "Selling Limited Partners"). However, Bond Purchase acquired an outside tax accounting basis for its partnership interests that may have fully erased the transferors' negative capital account balances. Under the tax laws, these Selling Limited Partners were forced to incur and pay the tax liability upon their "phantom gain" on the Units at the time of the sale. As a result, to the extent that our assets are sold or we are dissolved, Bond Purchase will receive whatever distribution is made to the limited partners without being liable to the same extent for the tax liability, or recapture, to be imposed upon the other limited partners on the phantom gain component. We urge you not to be misled.

     - BOND PURCHASE INACCURATELY IMPLIED THAT WE ARE INAPPROPRIATELY HOLDING IN EXCESS OF $5 MILLION THAT SHOULD BE DISTRIBUTED TO THE LIMITED
       PARTNERS. We have maintained the $5 million cash reserve to provide us with the financial flexibility to negotiate with the local general partners in our efforts to sell the remaining Partnership assets and to distribute to the limited partners to cover the income tax liability you may incur if we sell such assets. Nevertheless, we intend to distribute up to $3 million of the cash reserve to the limited partners to the extent not otherwise utilized prior to the end of 2001. Finally, the cash reserve is invested and accrues interest for the benefit of the Partnership. Do not be misled.

     - BOND PURCHASE DID NOT PROVIDE YOU WITH ANY DETAILS CONCERNING THE NATURE OF ALLEGED CLAIMS AGAINST THE GENERAL PARTNERS OR THAT ITS OWNER IS CURRENTLY BEING SUED BY THE GENERAL PARTNERS. Bond Purchase told you, in the event New G.P. is elected as our new managing general partner, New G.P. will investigate claims against the current General Partners. However, you should note that Bond Purchase failed to provide you, the General Partners or the Partnership with any explanation relating to the nature of the supposed claims, the party asserting such claims and the parties against whom such claims would be made. The fact is, we are not aware of any such claims and we believe this is nothing but a bold attempt to get your vote once again. Do not be misled.

      On September 1, 2000, we filed a lawsuit against Mr. Johnson and entities he controls that serve as the operating general partners of 22 investment property partnerships. In the lawsuit, we assert claims for breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, negligence, fraud and civil conspiracy, unjust enrichment, unfair business practices, securities fraud and RICO violations, arising out their fraudulent and improper conduct and financial mismanagement in connection with the operation of the 22 partnerships. As it wasn't until that lawsuit was filed that Bond Purchase sent the Solicitation Materials to you, we believe Bond Purchase is attempting to remove the General Partners as a retaliatory measure to that suit. Do not be misled.

     - BOND PURCHASE DID NOT TELL YOU THAT THE MANAGEMENT FEES HAVE DECREASED SIGNIFICANTLY SINCE THE SALE OF OTHER PARTNERSHIP INTERESTS IN 1998. Bond Purchase wants you to believe that the General Partners have been charging the Partnership excessive management fees. Once again, this is not true. Bond Purchase told you that management fees should be reduced because of the sale of assets in 1998. The fact is that the management fees charged by NAPICO have been reduced substantially following the sale of many of our assets. The management fees are calculated based on our total invested assets. Our cash on hand is not included in the calculation of management fees. Because of this, management fees dropped by over seventy percent (70%) after the sale of assets in 1998, falling from in excess of $450,000 in 1998 to approximately $129,000 in 1999 and 2000. We urge you not to be misled.

      Bond Purchase also failed to tell you that its proposed plan to significantly reduce management fees would equate to a meager annual savings of approximately $2.25 per unit. We urge you not to be misled.

     - BOND PURCHASE GAVE YOU OUTDATED AND INACCURATE DATA, AND MISCHARACTERIZED THE ADMINISTRATIVE FEES CHARGED BY THE GENERAL PARTNERS TO THE PARTNERSHIP. Bond Purchase opted to file its Consent Solicitation Statement weeks before the filing of our current Form 10-K for the year ending December 31, 2000, and has presented outdated and inaccurate data, and mischaracterized the administrative fees charged by us to the Partnership. The fees they described to you as "administrative" are really legal fees and other transactional costs incurred in connection with the sale of Partnership interests in 1998. We incurred those fees to allow us to sell certain properties and make a large distribution to all of our limited partners. We did not receive any portion of those fees and they allowed you to receive more money. Bond Purchase also told you the Partnership incurred "administrative" expenses of $506,227 in 1999. However, as reflected in our current Form 10-K, filed March 30, 2001, such expenses were reduced to $66,082 in 2000. We urge you not to be misled.

      Bond Purchase also failed to tell you that it has in effect increased the Partnership's costs for this year by giving you inaccurate and misleading Solicitation Materials which may lead us to pursue further legal action to defend your interests.

     - BOND PURCHASE INACCURATELY TOLD YOU THAT WE ARE NOT ACTIVELY SEEKING OPPORTUNITIES TO SELL OUR REMAINING ASSETS. This is simply not true. We have publicly announced our intent to dispose of our assets and eventually wind down our affairs and have made continuing efforts to sell the remaining assets. We originally held interests in 33 local limited partnerships. One of these interests was sold in 1988, and an additional 20 interests were sold in December 1998. In our 1998 Consent Solicitation Statement relating to the sale of 20 local limited partnership interests by us in 1998, we told you our intent to eventually dispose of our interests in the local limited partnerships not included in the 1998 sale, and to then wind up the Partnership's affairs. We have continued since 1998 to explore the possibility of selling and/or refinancing properties held by these local limited partnerships and continue to negotiate with each and every local limited partner to obtain their consent to sell the properties. Indeed, NAPICO has a disposition group that specifically examines these possibilities and are continuing our efforts on behalf of all limited partners. We urge you not to be misled.

     - BOND PURCHASE DID NOT TELL YOU THAT WE DO NOT HAVE THE POWER TO SELL THE PROPERTIES WITHOUT THE CONSENT OF THE GENERAL PARTNERS OF THE LOCAL LIMITED PARTNERSHIPS. Bond Purchase did not tell you about the inherent limitations on our ability to sell the properties held by the local limited partnerships without the consent and participation of the general partners of those local limited partnerships. Bond Purchase implied however, that we are remiss in failing to sell the properties in which we have an interest. This is simply not true. The fact is that we do not have the power to force a sale of properties held by the local limited partnerships to a third party. Instead, the cooperation of a local general partner is necessary to allow us to sell the properties. We are continuing to negotiate with every local limited partner to obtain their consent to sell the properties and we are optimistic about new government programs that will facilitate the sale of these properties. Yet, Bond Purchase failed to tell you that a new general partner would have no more authority to sell the Partnership assets than NAPICO. We urge you not to be misled.

     - BOND PURCHASE WANTS YOU TO BELIEVE THAT THE GENERAL PARTNERS HAVE A FINANCIAL INCENTIVE NOT TO SELL OUR ASSETS BUT CONVENIENTLY FAILED TO TELL YOU ABOUT THE TERMS OF THE PARTNERSHIP AGREEMENT THAT PROVIDE NAPICO WITH A SIGNIFICANT FINANCIAL INCENTIVE TO SELL THE REMAINING ASSETS. Bond Purchase did not give you important information about section 9.6.2 of the Partnership Agreement, which provides for NAPICO to receive a liquidation fee equal to the lesser of (a) 10% of our net proceeds from the sale of a Project or Project Interest or (b) 1% of the sales price (including the mortgage) plus 3% of the net proceeds after deducting an amount federal and state taxes. Do not be misled.

     - BOND PURCHASE FAILED TO TELL YOU IMPORTANT INFORMATION REGARDING THE NATURE OF THEIR BUSINESS, WHICH HAS BEEN DESCRIBED BY A COURT AS ACQUIRING "LIMITED PORTIONS OF REAL ESTATE PARTNERSHIPS WITH A VIEW TO OUSTING CURRENT MANAGEMENT AND POTENTIAL LIQUIDATION OF THE PARTNERSHIP ASSETS." Bond Purchase did not give you accurate information about its business. While Bond Purchase did tell you that New G.P., "was formed in 2000 for the purpose of seeking to become the general partner of other real estate limited partnerships," it did not give you important information about its business which has been described in 1999 by a court as an entity that seeks "to buy limited portions of real estate partnerships with a view to ousting current management and potential liquidation of the partnership assets." Bond Purchase acquired its Partnership interests relatively recently and the interests of Bond Purchase are not aligned with yours. Consider this carefully in deciding how to cast your vote. Do not be misled.

     - BOND PURCHASE INACCURATELY TOLD YOU THAT WE HAVE NOT RESPONDED TO ITS OCTOBER 12, 2000 REQUEST TO REVIEW OUR BOOKS AND RECORDS OR TO ITS CONCERN REGARDING THE LEVEL OF CASH MAINTAINED BY US. Once again this is simply not true. The fact is that we did respond to Bond Purchase's request in a timely manner. We initially responded to Bond Purchase's request for information on October 25, 2000, acknowledging -- in correspondence addressed to Mr. Johnson, Christine A. Robinson, a participant in the Solicitation Materials, and Bond Purchase -- Bond Purchase's requests related to a number of different partnerships and noted that we would respond shortly. Two weeks later, we sent a detailed, five-page response to Mr. Johnson, Ms. Robinson and Bond Purchase, directly addressing Bond Purchase's request for access to our books and records and its other inquiry. Our responses to their requests were submitted in a timely manner and were delivered over four months prior to Bond Purchase's delivery of the Solicitation Materials. Bond Purchase never responded. We urge you not to be misled.

     - BOND PURCHASE SENT THE SOLICITATION MATERIALS TO YOU IN ENVELOPES THAT IDENTIFIED "REAL ESTATE ASSOCIATES LIMITED III" ON THE RETURN ADDRESS SECTION. We had no involvement with, and vigorously contest the Solicitation Materials Bond Purchase delivered to you. Nevertheless, their Solicitation Materials were delivered in envelopes that identified us in the return address section. Do not be misled.

     FOR THESE REASONS, WE BELIEVE THAT NEITHER BOND PURCHASE NOR NEW G.P. REPRESENT OUR BEST INTERESTS OR YOURS, AND WE URGE YOU TO WITHHOLD YOUR CONSENT FROM BOND PURCHASE OR, IF YOU HAVE ALREADY DELIVERED YOUR CONSENT, REVOKE THE CONSENT YOU DELIVERED. REGARDLESS OF THE SIZE OF YOUR INVESTMENT, YOUR REVOCATION OF CONSENT IS IMPORTANT. PLEASE ACT TODAY!

LIMITED PARTNER APPROVAL

     The Partnership Agreement requires the consent of limited partners holding a majority of the limited partnership interests (a "Majority Vote") to remove a general partner and to elect a new general partner. Each limited partnership interest is entitled to one vote. If Bond Purchase does not obtain a Majority Vote, there will be no change in our general partners and we will continue to be operated in accordance with the terms of the Partnership Agreement. The Partnership shall bear the costs of this Consent Revocation Statement.

                                THE PARTNERSHIP

GENERAL

     The Partnership is a limited partnership formed under the laws of the State of California on July 25, 1980. On January 5, 1981, we offered 3,000 units, consisting of 6,000 limited partnership interests and warrants to purchase a maximum of 6,000 additional limited partnership interests at $5,000 per unit, through an offering managed by an affiliate of the predecessor of Lehman Brothers Inc. Each unit consists of two limited partnership interests and one warrant which entitles the purchaser of a unit to acquire two additional limited partnership interests during the period set forth in the Partnership Agreement (the "Units"). As of December 31, 2000, there were 1,889 registered holders of our Units and 5,728 Units outstanding.

GENERAL PARTNERS

     Our Managing General Partner is NAPICO. Coast is the non-managing General Partner of the Partnership. Our business is conducted primarily by NAPICO. Pursuant to an agreement between NAPICO and Coast, NAPICO has the primary responsibility for the performance of any duties required to be performed by the General Partners and, in general, has sole and final discretion to manage and control our business and make all related decisions. We have no employees of our own.

     Casden Properties Operating Partnership, L.P., a majority owned subsidiary of Casden Properties, Inc. owns 95.25% of NAPICO's stock. The remaining 4.75% is owned by Casden Investment Corporation. The current members of NAPICO's Board of Directors are Charles H. Boxenbaum, Bruce E. Nelson, Alan I. Casden. Alan I. Casden organized Casden Properties, Inc. and is the sole director and stockholder of Casden Investment Corporation.

OBJECTIVES

     Our original objectives were to own and operate real estate assets for investment so as to obtain:

     - tax benefits for the limited partners;

     - reasonable protection for the Partnership's capital investments;

     - potential for appreciation, subject to considerations of capital preservation; and

     - potential for future cash distributions from operations (on a limited basis); refinancings or sales of assets.

OUR RECORD OF SUCCESS

     We have been successful in accomplishing our primary purposes. From inception through 1990, the limited partners obtained tax benefits equal to at least 111% of their investments. In 1986, however, the tax laws changed in such a way as to substantially reduce the ongoing tax benefits to the limited partners. As a result, we determined that the best course of action was to sell a majority of our interests in real property. In 1998, we obtained the consent of the limited partners and sold our interest in the real estate assets of twenty local limited partnerships. In March 1999, we made a cash distribution to the limited partners of $6,881,025. Since that time, the Managing General Partner has continued to explore the possibility of disposing or refinancing our remaining local limited partnership interests.

ASSETS

     As of December 31, 2000, we hold limited partnership interests in 11 local limited partnerships and a general partner interest in Real Estate Associates, a California general partnership, which in turn holds limited partnership interests in an additional local limited partnership, each of which own a low income housing project that is subsidized and/or has a mortgage note payable to or insured by an agency of the federal government or local housing agency. The properties we have an interest in are located in six states and Puerto Rico.

     The local limited partnerships in which we have invested were, in general, organized by private developers who acquired the sites, or options thereon, and applied for applicable mortgage insurance and subsidies. We became the principal limited partner in these real estate holding limited partnerships pursuant to arm's-length negotiations with these developers, or others, who act as general partners. As a limited partner, the Partnership's liability for obligations of the real estate holding limited partnerships is limited to its investment. The general partners of such local limited partnerships retain responsibility for maintaining, operating and managing the properties and must consent to the sale of limited partnership assets.

DISTRIBUTIONS

     In March 1999, we made a cash distribution to the limited partners of $6,881,025, after the sale of a majority of our interests in local limited partnerships. The Partnership Agreement sets forth a procedure for allocating distributions among the limited partners and General Partners. The General Partners are entitled to receive 1% of the net cash flow from operations to be distributed, reduced by any amount paid to the General Partners as an annual management fee. The limited partners as a class are entitled to receive the balance of the net cash flow from operations to be distributed. There are no regulatory or legal restrictions on the Partnership's current or future ability to pay distributions, although, pursuant to certain state housing finance statutes and regulations, certain of the local limited partnerships are subject to limitations on the distributions to the Partnership.

                                   MANAGEMENT

INTERESTS OF OUR GENERAL PARTNERS IN THE MATTERS TO BE ACTED UPON

     Our General Partners have a substantial interest in the matters you are being asked to vote upon. If a Majority Vote is obtained by Bond Purchase, the current General Partners will no longer be the General Partners of the Partnership and their interests in the Partnership will be sold.

EXPERIENCE OF OUR MANAGING GENERAL PARTNER

     We do not have any directors or officers. The management of the Partnership is conducted by NAPICO, our Managing General Partner. Set forth below is information about NAPICO's directors, executive officers and key employees.

               NAME                 AGE                      POSITION
               ----                 ---                      --------
Charles H. Boxenbaum..............  71    Chairman of the Board and CEO of NAPICO
Bruce Nelson......................  49    President and Chief Operating Officer of NAPICO
Alan I. Casden....................  54    Director
Brian H. Shuman...................  38    Vice President and Chief Financial Officer
Jeffrey H. Sussman................  34    Senior Vice President, General Counsel and
                                          Secretary
Patricia W. Toy...................  71    Senior Vice President -- Communications and
                                          Assistant Secretary

     Mr. Boxenbaum has been associated with NAPICO since its inception. He has been active in the real estate industry since 1960, and prior to joining NAPICO was a real estate broker with the Beverly Hills firm of Carl Rhodes Company. Mr. Boxenbaum has been a member of the Board of Directors of Casden Properties Inc. since 1998. Mr. Boxenbaum has been a guest lecturer at national and state realty conventions, certified properties exchanger's seminars, Los Angeles Town Hall, National Association of Home Builders, International Council of Shopping Centers, Society of Conventional Appraisers, California Real Estate Association, National Institute of Real Estate Brokers, Appraisal Institute, various mortgage banking seminars, and the North American Property Forum held in London, England. He is one of the founders and a past director of the First Los Angeles Bank, organized in November 1974. Since March 1995, Mr. Boxenbaum has served on the Board of Directors of the National Housing Council. Mr. Boxenbaum received his Bachelor of Arts degree from the University of Chicago.

     Mr. Nelson joined NAPICO in 1980 and became President in February 1989. He is responsible for the operations of all NAPICO sponsored limited partnerships. Prior to that he was primarily responsible for the securities aspects of the publicly offered real estate investment programs. Mr. Nelson is also involved in the identification, analysis, and negotiation of real estate investments. Mr. Nelson is a member of the Board of Directors of Casden Properties Inc. and is a Director of the Affordable Housing Tax Credit Coalition. From February 1979 to October 1980, Mr. Nelson held the position of Associate General Counsel at Western Consulting Group, Inc., private residential and commercial real estate syndicators. Prior to that time, Mr. Nelson was engaged in the private practice of law in Los Angeles. Mr. Nelson received his Bachelor of Arts degree from the University of Wisconsin and is a graduate of the University of Colorado School of Law. He is a member of the State Bar of California and is a licensed real estate broker in California and Texas.

     Mr. Casden has been involved in approximately $3 billion of real estate financings and sales and has been responsible for the development and construction of more than 12,000 apartment units and 5,000 single-family homes and condominiums. Mr. Casden is a member of the American Institute of Certified Public Accountants and of the California Society of Certified Public Accountants. Mr. Casden is a member of the advisory board of the National Multi-Family Housing Conference, the Multi-Family Housing Council, the President's Council of the California Building Industry Association and the Urban Land Institute. He also serves on the Board of Trustees of the University of Southern California. He holds a Bachelor of Science degree and a Masters in Business Administration degree from the University of Southern California.

     Mr. Shuman joined NAPICO in 2000, and is responsible for the financial affairs of NAPICO, as well as the limited partnerships sponsored by it. From 1996 until joining NAPICO in August 2000, Mr. Shuman was Vice
President -- Finance for Preferred Health Management Inc., the largest provider of worker compensation diagnostic imaging services in California formed in 1996, and was responsible for establishing and managing the accounting, billing, collection, treasury and financial reporting departments. From 1994 to 1996, he was the Controller for DVI Business Credit Corporation, which provides asset based lending to a wide range of health concerns. From 1985 to 1994, Mr. Shuman served in senior management positions, as a director or manager of finance, a portfolio tax analyst, and a senior accountant/tax consultant. He holds a Bachelor of Arts degree in economics and accounting from the University of Maryland. Mr. Shuman is a Certified Public Accountant and is a member of American Institute of Certified Public Accountants and the California Society of Public Accountants.

     Mr. Sussman joined NAPICO in 1998, and is responsible for the legal affairs of NAPICO and its affiliates. He is also the President of NPEI and a member of the preliminary investment committee. Prior to joining NAPICO in April 1998, Mr. Sussman was an associate with the law firm of Rus, Miliband, Williams & Smith in Irvine, California. His practice emphasized real estate finance and insolvency law and included the representation of borrowers, lenders, and court-appointed trustees in matters involving apartment complexes, retail centers and hotels. Mr. Sussman received a Bachelor of Arts degree from the University of California, Berkeley and Juris Doctor and Master in Business Administration degrees from the University of Southern California. He is a member of the State Bar of California, and holds Series 22, 39 and 63 licenses issued by the National Association of Securities Dealers, Inc.

     Mrs. Toy joined NAPICO in 1977, following her receipt of an MBA from the Graduate School of Management, UCLA. From 1952 to 1956, Mrs. Toy served as a U.S. Naval Officer in communications and personnel assignments. She holds a Bachelor of Arts Degree from the University of Nebraska.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The General Partners own all of the outstanding general partnership interests of the Partnership; no person is known to own beneficially in excess of 5% of the outstanding limited partnership interests.

     As of December 31, 2000, security ownership of management is as listed:

                                                                                        PERCENTAGE OF
                                                                          AMOUNT AND     OUTSTANDING
                                                                          NATURE OF        LIMITED
                                                                          BENEFICIAL     PARTNERSHIP
        NAME OF BENEFICIAL OWNER                 TITLE OF CLASS             OWNER         INTERESTS
        ------------------------                 --------------           ----------    -------------
                                          Limited Partnership
Charles H. Boxenbaum....................  Interest....................     $32,500             *
  9090 Wilshire Blvd.
  Beverly Hills, CA 90211
                                          Limited Partnership
Bruce E. Nelson.........................  Interest....................     $ 5,000             *
  9090 Wilshire Blvd.
  Beverly Hills, CA 90211

---------------
 * Cumulative limited partnership interests owned by corporate officers or the General Partner is less than 1% interest of total outstanding limited partnership interests.

                               LEGAL PROCEEDINGS

     Lawsuit filed against David Johnson and his affiliated entities prior to Bond Purchase's Solicitation Materials. On September 1, 2000, certain limited partnerships for which NAPICO serves as general partner (the "NCTC Funds"), as well as certain affiliated corporations (the "NCTC Corporations"), filed a lawsuit against Mr. Johnson and entities he controls that serve as the operating general partners of 22 investment property partnerships. The NCTC Funds invest in local property partnerships that own or acquire low-income housing complexes, including the 22 partnerships controlled by Mr. Johnson and his affiliated entities, while the NCTC Corporations are either special limited partners or administrative general partners in such partnerships. In the lawsuit, the NCTC Funds and the NCTC Corporations assert claims for:

     - breach of contract,

     - breach of the covenant of good faith and fair dealing,

     - breach of fiduciary duty,

     - negligence,

     - fraud and civil conspiracy,

     - unjust enrichment,

     - unfair business practices,

     - securities fraud and

     - RICO violations.

These claims arise out Mr. Johnson's and his affiliated entities' fraudulent and improper conduct and financial mismanagement in connection with the operation of the 22 investment property partnerships. It wasn't until after that lawsuit was filed that Bond Purchase sent the Solicitation Materials to you.

     Limited partner lawsuits relating to our sale of a majority of our assets. As a result of our sale of a majority of our assets in 1998, two investors holding an aggregate of eight our partnership units and two investors holding an aggregated of five units of limited partnership interest in an affiliated limited partnership (of which we are also the general partner, generally referred to as "NAPICO Partnerships") commenced a class action in the United States District Court for the Central District of California against NAPICO, National Partnership Investments Associates, National Partnership Investment Associates II, Alan I. Casden, Henry C. Casden, Charles H. Boxenbaum, Bruce E. Nelson, and seven NAPICO Partnerships, including the Partnership and Real Estate Associates Limited VI. The complaint alleges that the defendants violated Section 14(a) of the Securities and Exchange Act of 1934, as amended, and breached their fiduciary duty to the limited partners of such NAPICO Partnerships by making materially false and misleading statements in the consent solicitation statements sent to the limited partners of such partnerships relating to approval of the transfer to us of partnership interests in limited partnerships owning certain of the properties. The plaintiffs seek injunctive relief and other equitable relief, as well as compensatory and punitive damages. On August 4, 1999, an investor holding one unit of limited partner interest in Housing Programs Limited (a NAPICO Partnership) commenced an action in the United States District Court for the Central District of California. This suit is substantially identical to the first action. The second action has been subsumed in the first action which has been certified as a class action. The defendants believe that the plaintiffs' claims in both of these suits are without merit, and the defendants are vigorously contesting both actions.

                              OPPOSITION PROCEDURE

VOTING PROCEDURES AND CONSENT REVOCATION CARD

     These materials outline the procedures to be followed if you do not want to change our general partners. A BLUE consent card may have already been sent to you by Bond Purchase. We urge you not to return the BLUE consent card. If you have already returned the consent card, you have every legal right to change your vote by returning your WHITE consent revocation card. These procedures must be strictly followed in order for the instructions of a limited partner as marked on a consent card to be revoked. The following is a summary of the procedures to follow if you wish to revoke your consent:

     - A limited partner may revoke his or her election on the consent only during the solicitation period which started the date of delivery of the Bond Purchase Solicitation Materials and continues until May 31, 2001 (unless extended by Bond Purchase).

     - IF YOU HAVE ALREADY RETURNED YOUR BLUE CONSENT CARD, YOU ARE ENCOURAGED TO RETURN A PROPERLY COMPLETED SIGNED AND DATED WHITE CONSENT REVOCATION CARD IN THE RETURN ENVELOPE PROVIDED AS SOON AS POSSIBLE.

     According to the Bond Purchase Solicitation Materials, only limited partners of record on March 12, 2001 (the "Record Date") will be given notice of, and allowed to give their consent regarding the matters addressed in this Consent Revocation Statement. As permitted by the Partnership Agreement, we have not scheduled a special meeting of the limited partners to discuss the Bond Purchase Solicitation Materials.

NO DISSENTERS' RIGHTS OF APPRAISAL

     Under the Partnership Agreement and California law, limited partners do not have dissenters' rights of appraisal.

SOLICITATION OF CONSENT REVOCATION CARDS

     This Consent Revocation Statement is being made by the Partnership. The Managing General Partner and its officers, directors and employees may assist in this solicitation of consent revocation cards and in providing information to limited partners in connection with any questions they may have with respect to this Consent Revocation Statement and the consent revocation procedures. The cost of the solicitation of revocations of consent will be borne by the Partnership. We have also engaged D.F. King & Co., Inc. to assist with the solicitation of revocation of consents with expected fees of approximately
[[$          ]] plus reasonable out-of-pocket expenses. The Partnership has agreed to indemnify DF King against certain liabilities and expenses in connection with its engagement, including certain liabilities under the federal securities laws.

                               PARTNER PROPOSALS

     In accordance with the terms of our Partnership Agreement, we do not have annual meetings. Thus, there is no deadline for submitting partner proposals as set forth in Rule 14a-5 of the Securities Exchange of 1934. The limited partners may call a special meeting to vote upon matters permitted by our Partnership Agreement with the prior consent of at least 10% of the limited partnership interests.

                                 IMPORTANT NOTE

     Bond Purchase could cease the solicitation of consents once it has determined that valid and unrevoked consents representing a majority of the limited partnership interests as of the Record Date have been obtained and deliver such consents to the Partnership in accordance with the Partnership Agreement. ACCORDINGLY, IT IS IMPORTANT THAT LIMITED PARTNERS WHO HAVE EXECUTED A CONSENT AND DESIRE TO REVOKE SUCH CONSENT SIGN, DATE AND MAIL THE ACCOMPANYING CONSENT REVOCATION CARD AS SOON AS POSSIBLE.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance with the Exchange Act, file reports, consent solicitation statements and other information with the Securities and Exchange Commission (the "SEC"). This document references important business and financial information about our Partnership from documents we have filed with the SEC but have not included or delivered with this document. If you call or write us, we will send you these documents, excluding exhibits, without charge or you may view Partnership financial information including the Form 10-K Annual Report on the web site http://www.napico.com. The contents of the Partnership's web site are not deemed to be a part of this Consent Revocation Statement. You can contact us at:

                         9090 Wilshire Blvd., Suite 201
                        Beverly Hills, California 90211
                                  310-278-2191

     Please request documents before May   , 2001. If you request any documents,
we will mail the documents to you by first class mail, or another equally prompt means, by the next business day after we receive your request.

     In addition, the SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

                              DATED MAY    , 2001

                        FORM OF CONSENT REVOCATION CARD

                       REAL ESTATE ASSOCIATES LIMITED III

       THIS REVOCATION OF CONSENT IS SOLICITED BY REAL ESTATE ASSOCIATES LIMITED III IN OPPOSITION TO THE SOLICITATION BY BOND PURCHASE, LLC.

     The undersigned, a limited partner of Real Estate Associates Limited III (the "Partnership"), acting with respect to all of the limited partnership interests held by the undersigned, hereby revokes any and all consents that the undersigned may have given with respect to each of the following proposals:

              THE GENERAL PARTNERS OF THE PARTNERSHIP UNANIMOUSLY
             RECOMMEND THAT YOU "REVOKE CONSENT" FOR ITEMS 1 AND 2.

1.  Removal of General Partners

                [ ] REVOKE CONSENT         [ ] DO NOT REVOKE CONSENT

2.  Continuation of the Partnership and election of new general partner, New
    G.P.

                [ ] REVOKE CONSENT         [ ] DO NOT REVOKE CONSENT

     IF NO DIRECTION IS MADE, THIS CONSENT REVOCATION CARD WILL BE DEEMED TO REVOKE ALL PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO ANY OR ALL OF THE PROPOSALS SET FORTH HEREIN.

         PLEASE SIGN, DATE AND MAIL THIS CONSENT REVOCATION CARD TODAY.

     Please sign your name below exactly as it appears hereon. If your interests are held jointly, each limited partner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                Dated:  , 2001

                                                --------------------------------
                                                Name:
                                                Title:

                                                --------------------------------
                                                Name (if held jointly):
                                                Title:

                                                  PLEASE SIGN, DATE AND RETURN
                                                    THIS CONSENT REVOCATION
                                                   PROMPTLY. IF YOU HAVE ANY
                                                 QUESTIONS OR NEED ASSISTANCE,
                                                  PLEASE CALL D.F. KING & CO.,
                                                       INC. TOLL-FREE AT
                                                        1-800-249-6427.